                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12
[ ]  Confidential, for Use of the Commission Only
   (as permitted by Rule 14a-6(e)(2))

                          Foothill Independent Bancorp
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                      LOGO

                          FOOTHILL INDEPENDENT BANCORP

                                 April 3, 1999

Dear Fellow Shareholders:

     I am pleased to inform you that Foothill Independent Bancorp has purchased 430,739 shares, representing about 7.5%, of our Common Stock from Basswood Financial Partners, LP and certain of its affiliates ("Basswood"), at a price of $11.50 per share. The purchase price was based on the average of the closing prices of Foothill's shares for the 20 trading days ending March 16, 2000, the date substantive negotiations relating to the transaction were commenced. Concurrently with that purchase, certain of Foothill's directors and officers purchased 100,000 shares of Foothill Common Stock from Basswood at the same price per share. Your Board of Directors decided to authorize the Company's purchase of those shares because your Board believed that the purchase would enable management to continue to focus its time and resources on the implementation of its business plan for the Company and that the purchase represented a good investment of corporate funds and would result in an improvement in the return on shareholders' equity to our shareholders.

     Attached is a Proxy Statement Supplement that contains more detailed information concerning this purchase transaction.

     This transaction will not affect our Special Meeting, which will be held, as planned, on April 25, 2000. We believe that the adoption of the Proposals described in our March 20, 2000 Proxy Statement, including the reincorporation of Foothill in Delaware, will benefit the Company and you, our shareholders, irrespective of the Basswood transaction. Therefore, if you have not already done so, we urge you to vote your shares at the Special Meeting by completing, signing and returning your proxy card in the postage prepaid return envelope, or by voting by telephone or via the Internet in accordance with the instructions that are contained in the Proxy Statement and also on your proxy card. Your vote is important, and voting at this time will ensure your representation at the Special Meeting. You may revoke your proxy in accordance with the procedures described in the Proxy Statement at any time prior to the time it is voted.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE SPECIAL MEETING. THEREFORE, WHETHER OR NOT YOU ARE ABLE TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE OR VOTE BY PHONE OR VIA THE INTERNET.

     Thank you for your continued support.

                                          Sincerely,

                                          George E. Langley
                                          President and Chief Executive Officer

================================================================================
 510 South Grand Ave.  [ ]  Glendora, California 91741  [ ]  (626) 963-8551
                              [ ]  (909) 599-9351

                          FOOTHILL INDEPENDENT BANCORP
                             510 SOUTH GRAND AVENUE
                           GLENDORA, CALIFORNIA 91741
                            ------------------------

                         SUPPLEMENT DATED APRIL 3, 2000
                                       TO
                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 25, 2000

     On March 30, 2000, Foothill Independent Bancorp ("Foothill") purchased, for a price of $11.50 per share, a total of 430,729 shares of common stock that were owned by Basswood Financial Partners, LP and certain of its affiliates ("Basswood"). Those shares represented 7.5% of our outstanding shares. At the same time certain officers and directors of Foothill or, its wholly owned subsidiary, Foothill Independent Bank (the "Bank"), purchased 100,400 shares of our common stock owned by Basswood for the same price per share.

     In connection with the Company's purchase, Basswood and Foothill entered into a Settlement Agreement, the principal elements of which are:

     (1) A mutual settlement and release of all, and an agreement not to assert any, claims that either Foothill or Basswood have or might have against the other and, in connection with that settlement, a dismissal, without prejudice, of a pending appeal of a California Superior Court decision, described in our Proxy Materials for our 1999 Annual Meeting, relating to the nature of the corporate and shareholder information that Basswood, as a record shareholder of Foothill, was entitled to inspect pursuant to California law.

     (2) A standstill agreement pursuant to which Basswood agreed that, for a period of ten years, it will not:

        - acquire or own more than 1% of Foothill's outstanding shares;

        - make any public announcement relating to, submit any proposal for, or take any action in furtherance of any extraordinary transaction or merger, consolidation, sale of substantial assets or business combination involving Foothill;

        - participate in an election or other proxy contest or seek to solicit the votes or written consents of Foothill shareholders on any matter;

        - submit any shareholder proposals for submission to a vote or written consent of shareholders or call any special meeting of shareholders of Foothill.

        - seek in any other manner to control or influence the management or policies of Foothill.

     (3) An agreement that each of the parties will bear its own expenses in connection with the purchase and these other matters.

     In addition, Basswood has agreed to vote all of the 531,129 shares sold by Basswood at the Special Meeting of Shareholders to be held on March 20, 2000 for approval of each of the Proposals to be voted on at that Meeting. Those Proposals are described in detail in the Proxy Statement for the Special Meeting that was first mailed to shareholders on or about March 20, 2000. Basswood also granted an irrevocable proxy with respect to those shares, which can be exercised by Foothill in the event that these shares are not voted in favor of these Proposals. As a result, the number of Foothill shares that are committed to be voted for approval of these proposals by Foothill's officers and directors and by Basswood totals approximately 23% of the number of shares eligible to be voted at the Special Meeting. Therefore, the receipt of affirmative votes from the holders of an additional 28% of the outstanding shares eligible to be voted at the Special Meeting will be sufficient to approve these Proposals.

     Set forth below are the executive officers and directors of the Company or Foothill Independent Bank, the Company's wholly owned subsidiary, that acquired beneficial ownership of shares from Basswood concurrently with the Company's share acquisition from Basswood and the number of such shares acquired by each of them:

                                                          NUMBER OF
                        NAME                           SHARES PURCHASED
                        ----                           ----------------
Richard Gallich......................................       10,000
William Landecena....................................       10,000
George Langley.......................................       10,000
Orville Mestad.......................................       10,000
Donna Miltenberger...................................       10,000
George Sellers.......................................       10,000
Max E Williams.......................................       10,000
Charles Boone........................................       10,000
Casey J Cecala III...................................       10,000
Carol Ann Graf.......................................        5,000
Douglas Tessitor.....................................        5,000

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors continues to believe that the adoption of the Proposals to be acted on at the Special Meeting, which are described in the Company's Proxy Statement dated as of March 20, 2000, is in the best interests of the shareholders of the Company. That belief has not changed as a result of the repurchase of the Basswood Shares. THE BOARD OF DIRECTORS, THEREFORE, RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF EACH OF THOSE PROPOSALS.

     Enclosed with this Proxy Statement Supplement is a proxy card and postage prepaid, preaddressed envelop that shareholders can return to have their shares voted at the Special Meeting in accordance with their instructions. Even if you have already voted, you may return the enclosed proxy card, or vote by telephone or over the Internet, if you desire to change your earlier vote.

MAILING OF PROXY STATEMENT SUPPLEMENT

     This Proxy Statement Supplement is first being mailed to the shareholders who are entitled to vote at the Special Meeting, on or about April 4, 2000.

                                          By Order of the Board of Directors

                                          George E. Langley
                                          President and CEO

April 3, 2000

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